Exhibit 4(b)(5)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 333-65904) of our report dated June 29, 2005, with respect to the consolidated financial statements of ViryaNet Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2004.

Tel-Aviv, Israel	KOST, FORER GABBAY and KASIERER
July 11, 2005	A Member of Ernst & Young Global